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PROSPECTUS Dated                               Pricing Supplement No. 64
May 1, 2007                                         January 21, 2008



                  U.S. $9,815,000,000                Rule 424 (b)(3)
                                                 Registration Statement
                FORD MOTOR CREDIT COMPANY LLC        No. 333-131062


                FLOATING RATE DEMAND NOTES


             - - - - - - - - - - - - - - -


                Interest Rate Per Annum
                - - - - - - - - - - - -


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

Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$50,000     Over $50,000
----------  --------------     ---------------   ----------------
1/21/2008       4.73%             4.88%                 5.03%